SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) May 7, 1999

                              NORTHEAST (USA) CORP.
             (Exact name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


         0-13337                                            22-2497491
 (Commission File Number)                      (IRS Employer Identification No.)


    1800 Bloomsbury Avenue, Ocean, N.J.                        07712
(Address of Principal Executive Offices)                    (Zip Code)


                                  732-922-3355
              (Registrant's Telephone Number, Including Area Code)




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ITEM 4. Changes in Registrant's Certifying Accountant.

On May 7, 1999 the Registrant engaged Rosenberg Rich Baker Berman & Company of 380 Foothill Road, Bridgewater, N.J. 08807 as its Independent Accountants for its fiscal year ending June 30, 1999. The former Independent Accountants of the Registrant, BDO Seidman LLP ("BDO"), New York, N.Y., were not re-appointed. Due to a lack of funds, neither BDO, nor any other accounting firm provided any accounting or auditing services to the Registrant for its fiscal years ended June 30, 1996-98. Additionally,

1. There were no disputes or disagreements with regard to any matter of accounting principles or practices, financial statement disclosure, or auditing scope disclosure with BDO.

2. The report of BDO with reference to the Registrant's June 30, 1995 financial statements (the last year in which the Registrant's financial statements were audited) did not contain an adverse opinion or disclaimer of opinion nor was it modified as to audit scope, or accounting principles. It was modified for uncertainty concerning the Company's status as a going concern.

3. The management and Board of Directors of the Registrant believed it was in the Registrants best interest to utilize a smaller, more local firm, as the Registrant has only limited operations and resources.

4. The decision to engage Rosenberg Rich Baker Berman & Company was made by the management of the Registrant and approved by its Board of Directors.

5. During the Registrant's two most recent fiscal years the Registrant did not consult BDO Seidman on either (i) the application of accounting principles to a specific transaction or, (ii) the type of audit opinion that might be rendered on Registrant's financial statements.


ITEM 5. Other Events

On August 5, 1999, the Registrant's Board of Directors approved an agreement in principle with Buy It Cheap.com, Inc., a start-up company, whereby Buy It Cheap.com, Inc. would be merged into the Registrant. The shareholders of Buy It Cheap.com, Inc. would receive between 700,000 and 1,400,000 shares (depending on the net asset value of Buy It Cheap.com, Inc. at the time of merger) of the common stock of the Registrant (which would then represent approximately 10 to 20% of the outstanding common stock of the Registrant) for all of the issued and outstanding shares of Buy It Cheap.com, Inc. Consummation of the transaction is dependent on the execution of a formal merger agreement and approval by the shareholders of Buy It Cheap.com, Inc. Buy It Cheap.com, Inc. will operate an E-commerce business under a website, Buy It Cheap.com. An officer and director and a director of the Registrant are the founders of Buy It Cheap.com, Inc.

In order to prepare for the merger, Buy It Cheap.com, Inc. has agreed to lend funds to the Registrant for professional services, legal filings stock transfer services and general corporate matters.


EXHIBITS

1. Copy of BDO letter to Securities and Exchange Commission
2. Copy of letter of resignation of BDO to the Registrant







                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     NORTHEAST (USA) CORP.

Date: September 16, 1999                             By /s/Stephen E. Roman, Jr.
                                                        ________________________
                                                        Stephen E. Roman, Jr.
                                                        President



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                                    EXHIBIT 1

          BDO Seidman, LLP                               330 Madison Avenue
    BDO Accountants and Consultants               New York, New York, 10017-5001


                                                       Telephone: (212) 885-8000
                                                       Fax: (212) 697-1299
September 13, 1999

Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on May 7, 1999, to be filed by our former client, Northeast
(USA) Corp. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours


BDO Seidman, LLP

EXHIBIT 2

                BDO Seidman, LLP                    330 Madison Avenue
         Accountants and Consultants         New York, New York 10017- 5001

                 BDO                         Telephone, (212) 885-8000
                                             Fax (212) 697-1299



September 13, 1999



Mr. Stephen E. Roman, Jr.
President
Northeast (USA) Corp.
1800 Bloomsbury Avenue
Ocean, NJ 07712

Dear Mr. Roman:

This is to confirm that the client-auditor relationship between Northeast (USA) Corp, and BDO Seidman, LLP has ceased.


Sincerely,


BDO Seidman, LLP



Copy:    Office of the Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 11-3
         450 Fifth Street, N.W.
         Washington, DC 20549